EXHIBIT 99.1

SERVICE CORPORATION INTERNATIONAL
ANNOUNCES THIRD QUARTER 2020 FINANCIAL RESULTS
AND UPDATES 2020 GUIDANCE
Conference call on Thursday, October 29, 2020, at 8:00 a.m. Central Time.
HOUSTON, Texas, October 28, 2020 . . . Service Corporation International (NYSE: SCI), the largest provider of deathcare products and services in North America, today reported results for the third quarter of 2020.
Tom Ryan, the Company's President, Chairman, and Chief Executive Officer, commented on COVID-19 and third quarter results:
"As our society continues to navigate through the doubt, fears, and uncertainty surrounding COVID-19, our dedicated team of 25,000 associates continues to display tremendous courage and resolve. Our team has continued to meet our customer's desires by delivering exemplary service in spite of increased workloads and activity, leveraging technology for social distancing, and providing a safe environment for our customers to grieve, celebrate the life of a loved one or make future plans.

Today we are reporting adjusted earnings per share of $0.79, a $0.42 increase over the prior year quarter as the impact of COVID-19 has increased the number of funeral services performed as well as the number of burials in our cemeteries. As community restrictions lifted over the last few months, we have experienced unprecedented growth in our preneed cemetery sales as well as a significant improvement in the number of families who are desiring memorial services. We view this as further evidence that a considerable number of our customers continue to value what our team does best, which is helping our client families gain closure and healing through the process of grieving, remembrance, and celebration.

We will provide further commentary regarding guidance for the remainder of the year as well as our preliminary expectations on 2021 financial performance on our conference call scheduled for Thursday, October 29th at 8 a.m. Central Time."
Third Quarter Highlights:
–Revenue grew $149 million over the prior year quarter to $918 million.
–GAAP earnings per share were $0.72.
–Adjusted earnings per share grew $0.42 over the prior year quarter to $0.79.
–Cemetery preneed sales grew $95 million, or 47%.
–Comparable funeral gross profit grew 63% and margin expanded 750 basis points.
–Comparable cemetery gross profit grew 64% and margin expanded 740 basis points.
THIRD QUARTER SUMMARY
Details of our third quarter 2020 financial results and the unaudited consolidated financial statements can be found in the Appendix at the end of this press release. The table below summarizes our key financial results.

(Dollars in millions, except for per share amounts)	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Revenue	$918.2	$769.2	$2,541.2	$2,380.0
Operating income	$223.2	$128.6	$557.3	$425.7
Net income attributable to common stockholders	$127.4	$70.8	$314.9	$222.4
Diluted earnings per share	$0.72	$0.38	$1.74	$1.20
Earnings excluding special items (1)	$140.6	$67.9	$324.1	$241.7
Diluted earnings per share excluding special items (1)	$0.79	$0.37	$1.80	$1.30
Diluted weighted average shares outstanding	178.1	185.8	180.5	185.6
Net cash provided by operating activities	$195.1	$209.3	$559.4	$472.2
Net cash provided by operating activities excluding special items (1)	$195.1	$209.3	$559.4	$478.6
(1) Earnings excluding special items, diluted earnings per share excluding special items, and net cash provided by operating activities excluding special items are non-GAAP financial measures. These items are also referred to as "adjusted earnings per share" and "adjusted operating cash flow". A reconciliation from net income attributable to common stockholders, diluted earnings per share, and net cash provided by operating activities in accordance with generally accepted accounting principles in the United States (GAAP) can be found later in this press release under the headings "Cash Flow and Capital Spending" and “Non-GAAP Financial Measures” in the Appendix at the end of this press release.
•Diluted earnings per share were $0.72 in the third quarter of 2020 compared to $0.38 in the third quarter of 2019. The current year quarter was negatively impacted by a $9.2 million increase in losses on early extinguishment of debt, net and a $2.0 million favorable change in net losses on divestitures and impairment charges. Diluted earnings per share excluding special items were $0.79 in the third quarter of 2020 compared to $0.37 in the third quarter of 2019. The

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increase of $0.42 is due to higher gross profit primarily related to higher funeral services and burials performed as well as strong recognized preneed revenue growth in our cemetery business.
•Net cash provided by operating activities decreased $14.2 million to $195.1 million in the third quarter of 2020 compared to $209.3 million in the third quarter of 2019. Our remarkable growth in gross profit was more than offset by significantly higher income tax payments, mostly resulting from deferrals of tax payments from the second quarter into the third quarter of 2020 as well as unfavorable working capital changes.
REVISED OUTLOOK FOR 2020
The guidance provided below has a wider range than usual for the three month period due to the continued uncertainty around the impact of the COVID-19 pandemic. This revised outlook assumes that the impact of COVID-19 continues throughout the fourth quarter. Additionally, our outlook for net cash provided by operating activities excluding special items reflects an estimated $40 million of payroll tax payments that would have been paid in 2020, but are being deferred until 2021 and 2022 as allowed under the CARES Act.

(Dollars in millions, except per share amounts)	2020 Outlook
Diluted earnings per share excluding special items (1)	$2.50 - $2.75
Net cash provided by operating activities excluding special items (1)	$740 - $790
Cash taxes included in Net cash provided by operating activities excluding special items (1)	$140
Capital improvements at existing locations and cemetery development expenditures	$165 - $195
(1)Diluted earnings per share excluding special items and net cash provided by operating activities excluding special items are non-GAAP financial measures. We normally reconcile these non-GAAP financial measures from diluted earnings per share and net cash provided by operating activities; however, diluted earnings per share and net cash provided by operating activities calculated in accordance with GAAP are not currently accessible on a forward-looking basis. Our outlook for 2020 excludes the following because this information is not currently available for 2020: Expenses net of insurance recoveries related to hurricanes, gains or losses associated with asset divestitures, gains or losses associated with the early extinguishment of debt, potential tax reserve adjustments and IRS payments and/or refunds, acquisition and integration costs, system implementation and transition costs, and potential costs associated with settlements of litigation or the recognition of receivables for insurance recoveries associated with litigation, or deferred tax payments. The foregoing items could materially impact our forward-looking diluted earnings per share and/or our net cash provided by operating activities calculated in accordance with GAAP, consistent with the historical disclosures found in the Appendix at the end of this press release under the headings “Cash Flow and Capital Spending” and “Non-GAAP Financial Measures”.
CONFERENCE CALL AND WEBCAST
We will host a conference call on Thursday, October 29, 2020, at 8:00 a.m. Central Time. A question and answer session will follow a brief presentation made by management. The conference call dial-in numbers are (888) 609-1607 (US) or (862) 298-0705 (International) with the passcode of 12079689#. The conference call will also be broadcast live via the Internet and can be accessed through our website at www.sci-corp.com. A replay of the conference call will be available through January 27, 2021 and can be accessed at (888) 539-4649 (US) or (754) 333-7735 (International) with the passcode of 153894#. Additionally, a replay of the conference call will be available on our website for approximately three months.
ABOUT SERVICE CORPORATION INTERNATIONAL
Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America's leading provider of deathcare products and services. At September 30, 2020, we owned and operated 1,470 funeral service locations and 483 cemeteries (of which 296 are combination locations) in 44 states, eight Canadian provinces, the District of Columbia, and Puerto Rico. Through our businesses, we market the Dignity Memorial® brand which offers assurance of quality, value, caring service, and exceptional customer satisfaction. For more information about Service Corporation International, please visit our website at www.sci-corp.com. For more information about Dignity Memorial®, please visit www.dignitymemorial.com.

For additional information contact:
Investors:	Debbie Young - Director / Investor Relations	(713) 525-9088
Media:	Jay Andrew - Director / Corporate Communications	(713) 525-3468

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CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
The statements in this press release that are not historical facts are forward-looking statements made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as “believe,” “estimate,” “project,” “expect,” “anticipate,” or “predict,” that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf. Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:
•Unforeseen effects from the COVID-19 pandemic could have material adverse consequences for our business and results of operations.
•Our affiliated trust funds own investments in securities, which are affected by market conditions that are beyond our control.
•We may be required to replenish our affiliated funeral and cemetery trust funds to meet minimum funding requirements, which would have a negative effect on our earnings and cash flow.
•Our ability to execute our strategic plan depends on many factors, some of which are beyond our control.
•Our credit agreements contain covenants that may prevent us from engaging in certain transactions.
•If we lost the ability to use surety bonding to support our preneed activities, we may be required to make material cash payments to fund certain trust funds.
•Increasing death benefits related to preneed contracts funded through life insurance or annuity contracts may not cover future increases in the cost of providing a price-guaranteed service.
•The financial condition of third-party insurance companies that fund our preneed contracts may impact our future revenue and cash flows.
•Unfavorable results of litigation could have a material adverse impact on our financial statements.
•Unfavorable publicity could affect our reputation and business.
•We use a combination of insurance, self-insurance, and large deductibles in managing our exposure to certain inherent risks; therefore, we could be exposed to unexpected costs that could negatively affect our financial performance.
•Changes in taxation as well as the inherent difficulty in quantifying potential tax effects of business decisions could have a material adverse effect on the results of our operations, financial condition, or cash flows.
•Declines in overall economic conditions beyond our control could reduce future potential earnings and cash flows and could result in future impairments to goodwill and/or other intangible assets.
•Any failure to maintain the security of the information relating to our customers, their loved ones, our associates, and our vendors could damage our reputation, could cause us to incur substantial additional costs and to become subject to litigation, and could adversely affect our operating results, financial condition, or cash flow.
•Our Canadian business exposes us to operational, economic, and currency risks.
•Our level of indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and may prevent us from fulfilling our obligations under our indebtedness.
•A failure of a key information technology system or process could disrupt and adversely affect our business.
•Failure to maintain effective internal control over financial reporting could adversely affect our results of operations, investor confidence, and our stock price.
•The application of unclaimed property laws by certain states to our preneed funeral and cemetery trust funds could have a material adverse impact on our liquidity, cash flows, and financial results.
•The funeral and cemetery industry is competitive.
•If the number of deaths in our markets declines, our cash flows and revenue may decrease. Changes in the number of deaths are not predictable from market to market or over the short term.
•If we are not able to respond effectively to changing consumer preferences, our market share, operating results, financial condition, or cash flow could decrease.
•The continuing upward trend in the number of cremations performed in North America could result in lower revenue, operating profit, and cash flows.
•Our funeral and cemetery businesses are high fixed-cost businesses.
•Regulation and compliance could have a material adverse impact on our financial results.
•Cemetery burial practice claims could have a material adverse impact on our financial results.
For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2019 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be obtained from our website at www.sci-corp.com. We assume no obligation and make no undertaking to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us whether as a result of new information, future events, or otherwise.

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SERVICE CORPORATION INTERNATIONAL

APPENDIX: RESULTS FOR THE THIRD QUARTER OF 2020
Consolidated Statement of Operations (Unaudited)

(Dollars in thousands, except per share amounts)	Three months ended		Nine months ended
	September 30,		September 30,
	2020	2019	2020	2019

Revenue	$918,241	$769,241	$2,541,241	$2,380,025
Cost of revenue	(654,585)	(609,509)	(1,879,774)	(1,837,313)
Gross profit	263,656	159,732	661,467	542,712
Corporate general and administrative expenses	(40,986)	(29,668)	(109,968)	(101,864)
Gains (losses) on divestitures and impairment charges, net	543	(1,479)	5,825	(15,180)
Operating income	223,213	128,585	557,324	425,668
Interest expense	(40,721)	(46,678)	(126,839)	(141,385)
Losses on early extinguishment of debt, net	(18,278)	(9,058)	(18,428)	(16,637)
Other income, net	629	20	548	1,614
Income before income taxes	164,843	72,869	412,605	269,260
Provision for income taxes	(37,351)	(1,997)	(97,559)	(46,662)
Net income	127,492	70,872	315,046	222,598
Net income attributable to noncontrolling interests	(77)	(80)	(182)	(154)
Net income attributable to common stockholders	$127,415	$70,792	$314,864	$222,444
Basic earnings per share:
Net income attributable to common stockholders	$0.72	$0.39	$1.77	$1.22
Basic weighted average number of shares	175,982	182,551	178,238	182,218
Diluted earnings per share:
Net income attributable to common stockholders	$0.72	$0.38	$1.74	$1.20
Diluted weighted average number of shares	178,140	185,843	180,463	185,635

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Consolidated Balance Sheet (Unaudited)

(Dollars in thousands, except share amounts)
	September 30, 2020	December 31, 2019

ASSETS
Current assets:
Cash and cash equivalents	$220,304	$186,276
Receivables, net	79,980	81,671
Inventories	25,830	25,118
Other	39,944	80,488
Total current assets	366,058	373,553
Preneed receivables, net and trust investments	4,835,434	4,789,562
Cemetery property	1,882,849	1,873,602
Property and equipment, net	2,113,077	2,065,433
Goodwill	1,867,885	1,864,223
Deferred charges and other assets, net	1,050,785	1,029,908
Cemetery perpetual care trust investments	1,671,052	1,681,149
Total assets	$13,787,140	$13,677,430

LIABILITIES & EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$524,691	$478,545
Current maturities of long-term debt	95,862	69,821
Income taxes payable	1,581	8,353
Total current liabilities	622,134	556,719
Long-term debt	3,584,506	3,513,530
Deferred revenue, net	1,501,167	1,467,103
Deferred tax liability	444,686	421,482
Other liabilities	407,079	378,074
Deferred receipts held in trust	3,813,644	3,839,376
Care trusts’ corpus	1,670,788	1,677,891
Equity:
Common stock, $1 per share par value, 500,000,000 shares authorized, 186,185,845 and 185,100,789 shares issued, respectively, and 174,235,023 and 181,184,963 shares outstanding, respectively	174,235	181,185
Capital in excess of par value	992,072	1,010,361
Retained earnings	556,495	601,903
Accumulated other comprehensive income	20,270	29,864
Total common stockholders’ equity	1,743,072	1,823,313
Noncontrolling interests	64	(58)
Total equity	1,743,136	1,823,255
Total liabilities and equity	$13,787,140	$13,677,430

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Consolidated Statement of Cash Flows (Unaudited)

(Dollars in thousands)	Nine months ended September 30,
	2020	2019
Cash flows from operating activities:
Net income	315,046	222,598
Adjustments to reconcile net income to net cash provided by operating activities:
Losses on early extinguishment of debt, net	18,428	16,637
Depreciation and amortization	116,453	112,616
Amortization of intangibles	17,056	19,374
Amortization of cemetery property	56,854	48,648
Amortization of loan costs	3,971	4,410
Provision for expected credit losses	12,016	6,886
Provision for deferred income taxes	17,217	18,335
(Gains) losses on divestitures and impairment charges, net	(5,825)	15,180
Share-based compensation	10,571	11,563
Change in assets and liabilities, net of effects from acquisitions and dispositions:
Increase in receivables	(1,231)	(6,030)
Increase in other assets	(24,262)	(22,499)
Increase (decrease) in payables and other liabilities	51,989	(16,023)
Effect of preneed sales production and maturities:
(Increase) decrease in preneed receivables, net and trust investments	(89,220)	1,055
Increase in deferred revenue, net	65,982	56,078
Decrease in deferred receipts held in trust	(5,608)	(16,631)
Net cash provided by operating activities	559,437	472,197
Cash flows from investing activities:
Capital expenditures	(155,597)	(177,173)
Business acquisitions, net of cash acquired	(29,801)	(21,453)
Real estate acquisitions	(51,434)	(45,988)
Proceeds from divestitures and sales of property and equipment	12,946	13,949
Payments for Company-owned life insurance policies	(5,036)	(9,017)
Proceeds from Company-owned life insurance policies and other	3,519	—
Net cash used in investing activities	(225,403)	(239,682)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	1,495,000	1,089,263
Debt issuance costs	(14,501)	(15,537)
Scheduled payments of debt	(25,467)	(16,906)
Early payments of debt	(1,371,840)	(1,164,977)
Principal payments on finance leases	(30,612)	(32,258)
Proceeds from exercise of stock options	16,999	39,831
Purchase of Company common stock	(329,123)	(52,183)
Payments of dividends	(101,472)	(98,581)
Bank overdrafts and other	9,800	9,341
Net cash used in financing activities	(351,216)	(242,007)
Effect of foreign currency	(2,329)	2,201
Net decrease in cash, cash equivalents, and restricted cash	(19,511)	(7,291)
Cash, cash equivalents, and restricted cash at beginning of period	242,620	207,584
Cash, cash equivalents, and restricted cash at end of period	$223,109	$200,293

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Consolidated Segment Results
(See definitions of revenue line items later in this appendix.)

(Dollars in millions, except funeral services performed and average revenue per service)	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Consolidated funeral:
Atneed revenue	$275.1	$236.2	$796.0	$740.3
Matured preneed revenue	164.2	144.4	486.2	449.4
Core revenue	439.3	380.6	1,282.2	1,189.7
Non-funeral home revenue	15.6	12.6	44.2	38.7
Recognized preneed revenue	32.7	33.6	93.2	104.6
Other revenue	31.0	33.3	84.9	98.9
Total revenue	$518.6	$460.1	$1,504.5	$1,431.9

Gross profit	$124.1	$74.4	$343.7	$270.4
Gross profit percentage	23.9%	16.2%	22.8%	18.9%

Funeral services performed	90,575	75,497	267,644	238,322
Average revenue per service	$5,022	$5,208	$4,956	$5,154

(Dollars in millions)	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Consolidated cemetery:
Atneed property revenue	$34.1	$23.2	$87.5	$70.4
Atneed merchandise and service revenue	69.2	56.8	191.9	173.3
Total atneed revenue	103.3	80.0	279.4	243.7
Recognized preneed property revenue	190.1	129.3	458.3	409.9
Recognized preneed merchandise and service revenue	80.9	72.2	219.5	212.8
Total recognized preneed revenue	271.0	201.5	677.8	622.7
Core revenue	374.3	281.5	957.2	866.4
Other cemetery revenue	25.3	27.6	79.6	81.7
Total revenue	$399.6	$309.1	$1,036.8	$948.1

Gross profit	$139.5	$85.4	$317.8	$272.4
Gross profit percentage	34.9%	27.6%	30.7%	28.7%

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Comparable Funeral Results
The table below details comparable funeral results of operations (“same store”) for the three months ended September 30, 2020 and 2019. We consider comparable funeral operations to be those businesses owned for the entire period beginning January 1, 2019 and ending September 30, 2020.

(Dollars in millions, except average revenue per service and average revenue per contract sold)	Three months ended September 30,
	2020	2019	Var	%
Comparable revenue:
Atneed revenue (1)	$268.0	$232.9	$35.1	15.1%
Matured preneed revenue (2)	162.3	143.5	18.8	13.1%
Core revenue (3)	430.3	376.4	53.9	14.3%
Non-funeral home revenue (4)	15.5	12.6	2.9	23.0%
Recognized preneed revenue (5)	32.4	33.5	(1.1)	(3.3)%
Other revenue (6)	30.8	33.3	(2.5)	(7.5)%
Total comparable revenue	$509.0	$455.8	$53.2	11.7%

Comparable gross profit	$122.0	$75.0	$47.0	62.7%
Comparable gross profit percentage	24.0%	16.5%	7.5%

Comparable services performed:
Atneed	49,301	41,382	7,919	19.1%
Matured preneed	27,422	23,343	4,079	17.5%
Total core	76,723	64,725	11,998	18.5%
Non-funeral home	12,089	9,903	2,186	22.1%
Total comparable funeral services performed	88,812	74,628	14,184	19.0%
Core cremation rate	52.1%	51.0%	1.1%
Total comparable cremation rate (7)	58.5%	57.3%	1.2%

Comparable sales average revenue per service:
Atneed	$5,436	$5,628	$(192)	(3.4)%
Matured preneed	5,919	6,147	(228)	(3.7)%
Total core	5,608	5,815	(207)	(3.6)%
Non-funeral home	1,282	1,272	10	0.8%
Total comparable average revenue per service	$5,020	$5,213	$(193)	(3.7)%

Comparable preneed sales production:
Total preneed sales	$231.8	$238.5	$(6.7)	(2.8)%
Core contracts sold	32,905	32,886	19	0.1%
Non-funeral home contracts sold	16,389	17,716	(1,327)	(7.5)%
Core average revenue per contract sold	$5,639	$5,770	$(131)	(2.3)%
Non-funeral home average revenue per contract sold	$2,823	$2,752	$71	2.6%
(1)Atneed revenue represents merchandise and services sold and delivered or performed once death has occurred.
(2)Matured preneed revenue represents merchandise and services sold on a preneed contract through our core funeral homes, which have been delivered or performed as well as the related merchandise and service trust fund income.
(3)Core revenue represents the sum of merchandise and services sold on an atneed contract or preneed contract, which were delivered or performed once death has occurred through our core funeral homes.
(4)Non-funeral home revenue represents services sold on a preneed or atneed contract through one of our non-funeral home sales channels (e.g. SCI Direct) and performed once death has occurred.
(5)Recognized preneed revenue represents travel protection, net and merchandise sold on a preneed contract and delivered before death has occurred.
(6)Other revenue primarily comprises general agency revenue, which is commissions we receive from third-party insurance companies for life insurance policies sold to preneed customers for the purpose of funding preneed arrangements.
(7)Total comparable cremation rate includes the impact of cremation services through our non-funeral sales channel (e.g. SCI Direct).
•Total comparable funeral revenue increased by $53.2 million, or 11.7%, in the third quarter of 2020 compared to the same period of 2019, primarily driven by significant growth in core funeral revenue of $53.9 million.
•The increase in core funeral revenue of $53.9 million, or 14.3%, was primarily the result of an 18.5% increase in core funeral services performed, which was somewhat offset by a 3.6% decrease in core average revenue per service. The

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core average revenue per service continued to be negatively impacted by social distancing effects from the pandemic resulting in fewer and smaller funeral memorial services. The core cremation rate increased by 110 basis points, which is in-line with expectations.
•Non-funeral home revenue increased $2.9 million, or 23.0%, as a result of a 22.1% increase in services performed and a 0.8% increase in the average revenue per service.

•Recognized preneed revenue decreased $1.1 million, or 3.3%, primarily driven by a 5.1% decrease in preneed production through our non-funeral home channel as described below.
•Other revenue decreased $2.5 million, or 7.5%, primarily due to lower general agency revenue as a result of a decrease in insurance-funded preneed funeral sales production.
•Comparable funeral gross profit increased $47.0 million to $122.0 million and the gross profit percentage increased 750 basis points to 24.0%. Funeral margins continue to be positively impacted by growth in higher margin core business coupled with a leaner cost structure that is partially due to the fewer and smaller memorial services mentioned above.
•Comparable preneed funeral sales production decreased $6.7 million, or 2.8%, in the third quarter of 2020 compared to 2019. We experienced a 2.2% decrease at our core funeral locations and a 5.1% decrease in preneed production through our non-funeral home channel. This decrease was primarily driven by the continued social distancing impacts on two of our primary lead sources, in person seminars and in-home follow-up visits.

Comparable Cemetery Results
The table below details comparable cemetery results of operations (“same store”) for the three months ended September 30, 2020 and 2019. We consider comparable cemetery operations to be those businesses owned for the entire period beginning January 1, 2019 and ending September 30, 2020.

(Dollars in millions)	Three months ended September 30,
	2020	2019	Var	%
Comparable revenue:
Atneed property revenue	$34.1	$23.1	$11.0	47.6%
Atneed merchandise and service revenue	69.2	56.7	12.5	22.0%
Total atneed revenue (1)	103.3	79.8	23.5	29.4%
Recognized preneed property revenue	189.9	129.3	60.6	46.9%
Recognized preneed merchandise and service revenue	80.9	71.9	9.0	12.5%
Total recognized preneed revenue (2)	270.8	201.2	69.6	34.6%
Core revenue (3)	374.1	281.0	93.1	33.1%
Other revenue (4)	25.3	27.7	(2.4)	(8.7)%
Total comparable revenue	$399.4	$308.7	$90.7	29.4%

Comparable gross profit	$139.9	$85.3	$54.6	64.0%
Comparable gross profit percentage	35.0%	27.6%	7.4%

Comparable preneed and atneed sales production:
Property	$228.5	$148.1	$80.4	54.3%
Merchandise and services	181.0	136.6	44.4	32.5%
Discounts and other	(2.4)	(1.8)	(0.6)	(33.3)%
Preneed and atneed sales production	$407.1	$282.9	$168.6	43.9%

Recognition rate (5)	91.9%	99.3%
(1)Atneed revenue represents property, merchandise, and services sold and delivered or performed once death has occurred.
(2)Recognized preneed revenue represents property, merchandise, and services sold on a preneed contract, which were delivered or performed as well as the related merchandise and service trust fund income.
(3)Core revenue represents the sum of property, merchandise, and services that have been delivered or performed as well as the related merchandise and service trust fund income.
(4)Other revenue is primarily related to endowment care trust fund income, royalty income, and interest and finance charges earned from customer receivables on preneed installment contracts.
(5)Represents the ratio of current period core revenue stated as a percentage of current period preneed and atneed sales production.
•Comparable cemetery revenue increased $90.7 million, or 29.4%, in the third quarter of 2020 compared to the third quarter of 2019. The increase was primarily due to a $93.1 million, or 33.1%, increase in core revenue.

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•The core revenue growth of $93.1 million was a result of a $23.5 million, or 29.4%, increase in atneed revenue that was driven by an increase in burials performed and a $69.6 million, or 34.6%, increase in recognized preneed revenue driven by strong comparable preneed cemetery property sales production for the period as described below.
•Comparable cemetery gross profit increased $54.6 million to $139.9 million. The gross profit percentage increased 740 basis points to 35.0%, resulting from the cemetery revenue increases described above coupled with a leaner cost structure. These benefits to margin were somewhat offset by higher selling compensation-related costs driven by the increase in our comparable preneed cemetery sales production for the quarter described below.
•Comparable preneed cemetery sales production increased $95.4 million, or 46.9%, primarily driven by increases in sales velocity, sales averages, and large sales for the period. Similar to what we experienced late in the second quarter, our continued expansion of virtual tools, customer sales incentives, and increased leads from atneed services and company generated leads, drove higher sales velocity. We continue to experience higher conversion and close rates due to the consumer's increased awareness related to the possible impact of COVID-19, coupled with an increase in location traffic due to higher funeral services performed. We also generated large sales growth of 61%, partially due to a weak comparison to the prior year during which we experienced lower preneed property sales in certain west coast markets.

Other Financial Results
•Corporate general and administrative expenses increased $11.3 million to $41.0 million in the third quarter of 2020. This was primarily due to increases in our healthcare self-insurance reserves and increases in charitable contribution funding related to our community outreach efforts. The 2019 third quarter was favorably impacted by a pension termination settlement.
•Interest expense decreased $6.0 million to $40.7 million in the third quarter of 2020 primarily due to lower interest rates on our floating rate debt and other debt refinancing activities over the last twelve months.
•We incurred an $18.3 million loss on early extinguishment of debt related to debt refinancing transactions that occurred during the quarter. We issued $850.0 million of new unsecured 3.375% Senior Notes due August 2030 primarily to redeem our 5.375% Senior Notes due May 2024.
•The GAAP effective income tax rate for the third quarter of 2020 was 22.7% up from 2.7% in the prior year quarter primarily due to the prior year reduction in a tax liability as a result of the expiration of the statute of limitations. Our adjusted effective income tax rate was 22.9% in the third quarter of 2020 compared to 18.5% in the prior year quarter. The current year effective tax rates are higher compared to the prior year quarter primarily due to lower excess tax benefits on fewer exercises of stock options during the current year.

Cash Flow and Capital Spending

(Dollars in millions)	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Net cash provided by operating activities	$195.1	$209.3	$559.4	$472.2
Legal settlement payments	—	—	—	6.4
Net cash provided by operating activities excluding special items	$195.1	$209.3	$559.4	$478.6
Cash taxes included in net cash provided by operating activities	$95.2	$7.0	$96.9	$56.5

Net cash provided by operating activities decreased $14.2 million to $195.1 million in the third quarter of 2020 compared to $209.3 million in the third quarter of 2019. Higher gross profit of $103.9 million was more than offset by an increase in federal and state cash tax payments and increased preneed working capital uses during the quarter. Federal and state cash tax payments increased $88.2 million during the quarter primarily due to the deferral of $47.3 million of federal and state income tax payments from the second quarter as allowed by the IRS, as well as increased tax payments on higher earnings. Additionally, we experienced a reduction in our working capital primarily related to the substantial growth in cemetery preneed property sales in the quarter. Recall that cash receipts related to preneed property sales are generally received on an installment basis over a three to five year period.

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A summary of our capital expenditures is set forth below:

(Dollars in millions)	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Capital improvements at existing operating locations	$20.6	$34.2	$63.8	$91.8
Development of cemetery property	20.1	20.4	65.4	58.4
Capital improvements at existing operating locations and cemetery development expenditures	40.7	54.6	129.2	150.2
Growth capital expenditures/construction of new funeral service locations	10.1	9.9	26.4	27.0
Total capital expenditures	$50.8	$64.5	$155.6	$177.2

Total capital expenditures decreased in the current quarter by $13.7 million, primarily due to the timing of certain capital expenditures as we navigate the COVID-19 pandemic. We expect to return to more normalized levels of capital spending in the fourth quarter.

Trust Fund Returns
Total trust fund returns include realized and unrealized gains and losses and dividends and are shown gross without netting of certain fees. A summary of our consolidated trust fund returns as of September 30, 2020 is set forth below:

	Three Months	Nine Months
Preneed funeral	6.0%	2.6%
Preneed cemetery	6.1%	2.2%
Cemetery perpetual care	5.0%	1.7%
Combined trust funds	5.7%	2.2%
Non-GAAP Financial Measures
Earnings excluding special items and diluted earnings per share excluding special items shown above are non-GAAP financial measures. We believe these non-GAAP financial measures provide a consistent basis for comparison between quarters and years, and better reflect the performance of our core operations, as they are not influenced by certain income or expense items not affecting operations. We also believe these measures help facilitate comparisons to our competitors' operating results.
Set forth below is a reconciliation of our reported net income attributable to common stockholders to earnings excluding special items and our GAAP diluted earnings per share to diluted earnings per share excluding special items. We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(Dollars in millions, except diluted EPS)	Three months ended September 30,
	2020		2019
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$127.4	$0.72	$70.8	$0.38
Pre-tax reconciling items:
(Gains) losses on divestitures and impairment charges, net	(0.5)	—	1.5	0.01
Losses on early extinguishment of debt, net	18.3	0.10	9.1	0.05
Tax reconciling items:
Tax effect from special items	(4.6)	(0.03)	(2.4)	(0.01)
Change in uncertain tax reserves and other (1)	—	—	(11.1)	(0.06)
Earnings excluding special items and diluted earnings per share excluding special items	$140.6	$0.79	$67.9	$0.37

Diluted weighted average shares outstanding		178.1		185.8

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(Dollars in millions, except diluted EPS)	Nine months ended September 30,
	2020		2019
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$314.9	$1.74	$222.4	$1.20
Pre-tax reconciling items:
(Gains) losses on divestitures and impairment charges, net	(5.8)	(0.03)	15.2	0.08
Losses on early extinguishment of debt, net	18.4	0.10	16.6	0.09
Legal settlements	—	—	6.4	0.03
Tax reconciling items:
Tax effect from special items	(3.2)	(0.01)	(8.9)	(0.05)
Change in uncertain tax reserves and other (1)	(0.2)	—	(10.0)	(0.05)
Earnings excluding special items and diluted earnings per share excluding special items	$324.1	$1.80	$241.7	$1.30

Diluted weighted average shares outstanding		180.5		185.6
(1) 2019 is impacted by the reduction in tax liability as a result of the expiration of statutes of limitation.

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